UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2026

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Diode Lane Louisville, KY	40299
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
-	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On October 13, 2026 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of July 31, 2026 (the “Merger Agreement”), by and among LogicMark, Inc. (the “Company”), Langham Project LLC (“Parent”) and Langham Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Merger became effective on October 13, 2026 upon the filing of articles of merger (the “Articles of Merger”) with the Nevada Secretary of State (the “Effective Time”). Under the terms of the Merger Agreement, each outstanding share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (other than dissenting shares) was canceled and converted into the right to receive $1.31 in cash, without interest and subject to applicable withholding taxes.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the Effective Time:

●	each issued and outstanding share of common stock, par value $0.0001 per share, of Merger Sub was converted into one validly issued, fully paid and nonassessable share of common stock of the surviving corporation;

●	each share of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time (other than dissenting shares) was canceled and extinguished and automatically converted into the right to receive $1.31 per share in cash, without interest and subject to applicable withholding taxes (the “Per Share Merger Consideration”);

●	each vested restricted stock unit of the Company was canceled and converted into the right to receive a cash payment based upon the Per Share Merger Consideration;

●	each unvested restricted stock unit of the Company was canceled without consideration;

●	each outstanding option of the Company vested and was canceled and converted into the right to receive a cash payment equal to the excess, if any, of the Per Share Merger Consideration over the applicable exercise price; and

●	each outstanding Company warrant was exercised, redeemed, canceled or otherwise terminated in accordance with its terms and the Merger Agreement.

Stockholders who properly exercised and did not withdraw or otherwise lose their dissenters’ rights under the Nevada Revised Statutes are entitled to receive the fair value of their shares as determined in accordance with applicable Nevada law in lieu of the Per Share Merger Consideration.

Following the Effective Time, the Company became a wholly owned subsidiary of Parent and the separate corporate existence of Merger Sub ceased.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 3, 2026, which is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, each share of the Company’s Common Stock that was issued and outstanding immediately prior to the Effective Time (other than shares held by Parent, Merger Sub or the Company and any shares held by stockholders who properly exercised and did not withdraw or otherwise lose their dissenters’ rights under Nevada law) was converted, at the Effective Time, into the right to receive $1.31 in cash, without interest and subject to applicable withholding taxes (the "Per Share Merger Consideration"). Accordingly, at the Effective Time, the holders of such shares of the Company’s Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Per Share Merger Consideration or, in the case of stockholders who properly exercised dissenters’ rights under Nevada law, the rights afforded to such stockholders under applicable law.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. Pursuant to the Merger Agreement, at the Effective Time, each outstanding share of the Company’s Common Stock (other than certain excluded shares and shares held by stockholders who properly exercised and did not withdraw or otherwise lose their dissenters’ rights under Nevada law) was converted into the right to receive the Per Share Merger Consideration.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2026, each of Carine M. Schneider, Barbara K. Gutierrez, Robert A. Curtis, and John Pettitt notified the Board of the Company of their respective resignations from the Board, effective October 7, 2026. The resignations of each of Ms. Schneider, Ms. Gutierrez, Mr. Curtis or Mr. Pettitt as directors were not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Ms. Gutierrez was also the audit committee chair and a member of the corporate governance and nomination committee. Ms. Schneider was a member of the compensation committee and the corporate governance and nomination committee. Mr. Curtis was also the compensation committee chair and a member of the audit committee and the corporate governance and nomination committee. Mr. Pettitt was also the corporate governance and nomination committee chair and a member of the audit committee and the compensation committee.

On October 8, 2026, the Board approved the termination of the LogicMark, Inc. 2017 Stock Incentive Plan and the LogicMark, Inc. 2023 Stock Incentive Plan. At the Effective Time, all rights under any other plan, program or arrangement providing for the issuance or grant of any other interest with respect to the capital stock of the Company, whether vested or unvested, became fully vested, and were cancelled and converted into the right to receive the applicable merger consideration payable in respect thereof pursuant to, and subject to the terms and conditions of, the Merger Agreement.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Filing of Articles of Merger

At the Effective Time, the Articles of Merger relating to the Merger were filed with the Nevada Secretary of State. Pursuant to the Merger Agreement, upon the Effective Time, the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, became the articles of incorporation of the surviving corporation, and the bylaws of the Company, as in effect immediately prior to the Effective Time, became the bylaws of the surviving corporation.

A copy of the Articles of Merger is filed as Exhibits 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Withdrawal of Designation of Series G Non-Convertible Preferred Stock, Series C Non-Convertible Voting Preferred Stock, and Series J Convertible Preferred Stock

Pursuant to action by unanimous written consent of the Company’s board of directors (the “Board”), the Company filed certificates of withdrawal (collectively the “Withdrawals of Designation”) with the Secretary of State of the State of Nevada and terminated the designation of each of its (i) Series G Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series G Preferred Stock”), (ii) Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), and (iii) Series J Convertible Preferred Stock, par value $0.0001 per share (the “Series J Preferred Stock”). The Withdrawals of Designation for the Series G Preferred Stock and Series C Preferred Stock were filed on October 9, 2026 and the Withdrawal of Designation for the Series J Preferred Stock was filed on October 13, 2026, and each Withdrawal of Designation became effective upon filing. At the time of filing of each of the Withdrawals of Designation, there were no shares of Series G Preferred Stock, Series C Preferred Stock or Series J Preferred Stock issued and outstanding.

The foregoing description of the Withdrawals of Designation is qualified in its entirety by reference to the full text of the Withdrawals of Designation, copies of which are filed as Exhibit 3.2, 3.3 and 3.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Merger Agreement, by and among the Company, Parent and Merger Sub, dated as of July 31, 2026 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 3, 2026).
3.1	Articles of Merger.
3.2	Certificate of Withdrawal of the Series G Preferred Stock
3.3	Certificate of Withdrawal of the Series C Preferred Stock
3.4	Certificate of Withdrawal of the Series J Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2026	LogicMark, Inc.

	By:	/s/ Mark Archer
		Name:	Mark Archer
		Title:	Chief Financial Officer

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